UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 20, 2016

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10253 (Commission File Number)	41-1591444 (IRS Employer Identification No.)

200 Lake Street East, Wayzata, Minnesota 55391-1693
(Address of principal executive offices, including Zip Code)

(952) 745-2760
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 20, 2016, the Board of Directors (the “Board”) of TCF Financial Corporation (“TCF” or the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective immediately upon the Board’s approval. The amendments to the Bylaws are generally ministerial, clarifying, and/or designed to conform to the General Corporation Law of Delaware, and effect the following changes:

1.	Remove the default time and date for the Company’s annual meeting of stockholders;

2.	Clarify meeting obligations and procedures;

3.	Modernize and clarify stockholder meeting notice requirements and meeting record date requirements;

4.	Clarify and provide flexibility for the administration of the annual meeting of stockholders;

5.	Clarify the process surrounding stockholder nominations of directors;

6.	Reorganize provisions describing required committees of the Board;

7.	Increase the list of optional titles the Board may appoint individuals to; and

8.	Add electronic forms of transmission as acceptable communication media.
The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
Item 8.01 Other Events.
In 2008, Theodore J. Bigos joined TCF’s Board after having already established himself as one of the foremost developers and managers of multi-family housing in the state of Minnesota. Director Bigos brought to the Board an impressive list of achievements from a career that had spanned more than three decades and a wealth of information in the areas of housing and commercial real estate, key businesses the Company engages in, including firsthand experience in TCF’s major banking and real estate markets. This experience and knowledge proved invaluable to the Board and management while navigating the financial crisis.
At the Company’s 2016 Annual Meeting of Stockholders (“Annual Meeting”), Director Bigos received fewer votes for his election to the Board than votes withheld from his election as a result of concerns related exclusively to his having been unable to attend at least 75% of the aggregate of Board and committee meetings of the Company during 2015. As a result, and in accordance with TCF’s Bylaws, Director Bigos offered to resign from the Board. Following the Annual Meeting results, the Company consulted with corporate governance thought leaders and conducted extensive stockholder outreach regarding the election results.
The Board’s deliberative process culminated in the Board determining that the continued service of Director Bigos on the Board is in the best interests of the Company and its stockholders, and thus the Board formally declined the resignation submitted by Director Bigos.
In making its determination, the Board considered a number of factors, including (i) that since joining the Board in 2008, Director Bigos has attended over 90% of meetings of the Board and committees of which he was a member, including attending 100% of meetings in five of his years of service; (ii) the fact that the Board’s meeting structure, which has been improved for 2016 to promote scheduling efficiency, resulted in Director Bigos missing a total of ten Board and committee meetings as a result of his unavailability on only three occasions; (iii) the Board’s belief that Director engagement is of paramount importance, and that stockholders use attendance at Board and committee meetings as a visible measurement of engagement; (iv) the instrumental role that Director Bigos’ unparalleled knowledge and expertise described above play in the Board satisfying its fiduciary duty to the Company; (v) the fact that on occasions where Director Bigos missed meetings during 2015, he contacted the Chairman prior to the meeting and voiced any questions or concerns he had; and (vi) Director Bigos’ overall level of engagement as demonstrated by the fact that he has frequently had informal discussions with members of the Board or management between meetings in which he provides TCF with emerging developments and valuable information regarding the commercial real estate market.
The Board also considered the recommendation of the Compensation, Nominating, and Corporate Governance (“Compensation”) Committee, and responded to the stockholder concerns and recommendations that were conveyed to it by ensuring that Director Bigos remained committed to obligations attendant to serving on the Board and by obtaining from him the assurance that he intends to attend all 2016 meetings of the Board and its committees and has no known scheduling conflicts. Director Bigos did not participate in the Board’s or the Compensation Committee's determinations.

Item 9.01 Financial Statements and Exhibits.
(d)         Exhibits.
Exhibit No.        Description

3.1	Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Craig R. Dahl
Craig R. Dahl, Vice Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Brian W. Maass
Brian W. Maass, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated: July 26, 2016

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